VECTOR HOLDINGS CORP. AGREEMENT TO PURCHASE ASSETS OF UNIVERSAL DATA SERVICES OF BROWARD, INC. A FLORIDA CORP.

PURCHASE PRICE: 500,000 RESTRICTED SHARES, WITH RESTRICTED VALUE ESTIMATED @ .02 CENTS PER SHARE.

CONDITIONS: IF STOCK PRICE DROPS BELOW .25 CENTS ON ANY TRADING DAY BETWEEN NOW AND 1 YEAR, THEN UNIVERSAL DATA, MAY AT THEIR DISCRETION RETURN THE SHARES AND THE AGREEMENT TO PURCHASE WOULD BE NULL AND VOID.

EQUIPMENT BEING PURCHASED: ALL COMPUTER'S, PRINTERS, DESKS, CHAIRS, OFFICE EQUIPMENT, LEADS, AND CLIENT BASE.

LEASE: VECTOR HOLDINGS WILL ASSUME RESPONSABILITY OF LEASE ON OFFICE PREMISES.

EMPLOYEE'S: ALL EMPLOYEE'S WILL REMAIN WITH THE SAME JOB DISCRIPTION, PAY AND BENEFITS, INCLUDING ALL OFFICERS.

AGREED BY:
UNIVERSAL DATA SERVICES OF BROWARD, INC.
ITS PRESIDENT  (SELLER)


AGREED BY:
VECTOR HOLDINGS CORP.
ITS PRESIDENT (PURCHASER)